                                                                   Exhibit 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-02655 and 33-65384) of Connectivity Technologies Inc. of our report dated April 18, 2000 (except for the first paragraph of Note 14, as to which the date is May 2, 2000), with respect to the consolidated financial statements of Connectivity Technologies Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.





                                                   ERNST & YOUNG LLP


Boston, Massachusetts
May 2, 2000